REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

NETWORK INSTALLATION CORP.

AS ISSUER AND

_________________

AS INVESTOR

DATED AS OF ___________, 2006

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of ___________, 2006 by and between Network Installation Corp., a Nevada corporation (the “Company”), and _________________ (“Investor”).

This Agreement is made pursuant to that certain Private Placement Memorandum of the Company dated __________, 2006 (the “PPM”). In order to induce the Investor to consummate the transactions contemplated by the PPM, the Company has agreed to provide the registration rights set forth in this Agreement.

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

Board: The board of directors of the Company.

Common Stock: The ordinary shares, par value $0.001 per share, of the Company.

Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

Holder: Any party hereto (other than the Company) and any holder of Registrable Securities who agrees in writing to be bound by the provisions of this Agreement.

Investor: Investor and any of its Affiliates which hold Registrable Securities, collectively.

NASD: National Association of Securities Dealers, Inc.

Person: An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

Registrable Securities: All shares of Common Stock issued or issuable pursuant to the PPM, including those issued upon exercise of stock purchase warrants, and any securities of the Company which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Common Stock and such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) promulgated under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred to a Person other than an Investor and new certificates for such securities that do not bear a legend restricting further transfer under the Securities Act shall have been delivered by the Company, or (iv) such Registrable Securities may be sold to the public without registration. Any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

Registration Expenses: See Section 7 hereof.

Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended from time to time.

Underwritten Registration or Underwritten Offering: A sale of securities of the Company to an underwriter for reoffering to the public.

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2.            Securities Subject to this Agreement The securities entitled to the benefits of this Agreement are the Registrable Securities.

3.	Registration Obligations

(a)          Right to Demand; Demand Notices. Subject to the provisions of this Section 3, the Company shall use its best efforts to file a registration statement for registration under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities and to keep such registration statement effective until the earlier of one (1) year or the time such Registrable Securities may be sold to the public without registration.

(b)          Company's Right to Defer Registration. If the Company's underwriter has notified the Company that it has reasonably determined that a registration at the time and on the terms requested would materially and adversely affect such Underwritten Offering, or (B) such registration would result in premature disclosure of material pending corporate developments, which premature disclosure would reasonably be expected to have a material adverse effect on such developments, the Company shall have the right to defer such filing for a period of not more than 20 days after receipt of the request for Demand Registration.

(c)          Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of the Registrable Securities who demanded registration pursuant to this Section 3 and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Holders’ request for such registration. If the Company proposes to use Form S-3 or any successor form for a Demand Registration and the managing underwriter, if any, shall advise the Company in writing that in its reasonable business judgment the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(d)            Expenses. The Company will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Section 3.

4.	Piggyback Registrations

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(a)          Participation. Subject to Section 4(b) hereof, if at any time after the date hereof the Company proposes to file a Registration Statement (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock, then the Company shall give notice of the proposed filing (the “Piggyback Notice”) to the Holders as promptly as practicable (but in no event less than fifteen (15) days before the anticipated filing date). The Piggyback Notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as the Holders may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 10 days after the Piggyback Notice has been given.

(b)          Underwriter's Cutback. Notwithstanding the foregoing, if a Registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering delivers an opinion to the Holders that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering are reasonably likely to significantly adversely affect the price, timing or distribution of the securities offered in such offering, then the Company shall include in such Registration.

(i)           If such Registration was a primary registration by the Company of its securities, the Company will include in such Registration to the extent of the number of securities which the managing underwriter advises can be sold in such Underwritten Offering: first, the securities proposed by the Company to be sold for its own account; second, any Registrable Securities requested to be included in such Registration by the Holders, pro rata on the basis of the number of securities sought to be sold by the requesting Holders; and third, other securities of the Company proposed to be included in such Registration, allocated among the Company and the holders thereof in accordance with the priorities then existing among the Company and such holders.

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(ii)          If such Registration was requested other than by the Holders or the Company, the Company will include in such Registration to the extent of the number of securities which the managing underwriter advises can be sold in such Underwritten Offering: first, the securities proposed to be sold by the security holder initiating the Registration; second, any Registrable Securities requested to be included in such Registration, pro rata on the basis of the number of securities sought to be sold by the requesting Holders; third, any securities of the Company proposed by any other Persons to be included in such Registration, pro rata on the basis of the number of securities proposed to be sold by the requesting Persons; and fourth the securities proposed by the Company to be sold for its own account.

(c)          Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.

(d)          Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

5.	Hold-Back Agreements

(a)          Restrictions on Public Sale by Holder of Registrable Securities. Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections 3 and 4 hereof agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 10-day period prior to, and during the 90-day period (or such longer period of up to 180 days as may be required by such underwriter of all Persons whose securities are covered by such Registration Statement) beginning on, the effective date of any Registration Statement in which such Holders are participating (except as part of such Registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters.

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(b)          Restrictions on Public Sale by the Company and Others. If and to the extent requested by the managing underwriter, the Company agrees: (a) not to effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the 10 day period prior to and the 90 day period (or such longer period of up to 180 days as may be required by such underwriter) after the effective date of the Registration Statement filed in connection with an Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter (except as part of such Underwritten Registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto; and (b) to cause each officer, director, 1% shareholder and holder of its equity securities (or of any securities convertible into or exchangeable or exercisable for such securities) purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree, to the extent permitted by law, not to effect any such public or private sale or distribution of such securities (including a sale under Rule 144), during such period, except as part of such underwritten registration.

(c)          Exclusions. Notwithstanding the foregoing provisions, this section will not prevent the grant of compensatory stock options or similar grants to employees of the Company pursuant to the Company’s stock based incentive plans and will not prevent the exercise, conversion or exchange of any securities pursuant to the terms of such securities.

6.	Registration Procedures

In connection with the Company's Registration obligations pursuant to Sections 3 and 4 hereof, the Company will use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

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(a)          prepare and file with the SEC a Registration Statement or Registration Statements including all exhibits and financial statements required by the SEC to be filed therewith; prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period specified in Section 3(e) or 3(h) (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(b)          notify the selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling Holders and managing underwriters with copies thereof, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (l) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

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(c)            (i) promptly notify the selling Holders and the managing underwriters, if any, at any time during the period contemplated by a paragraph (a) above, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Securities Act and, (ii) in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;

(d)          make every reasonable effort to prevent the entry, or obtain the withdrawal, of any stop order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities;

(e)          if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(f)           furnish to each selling Holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

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(g)          deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

(h)          on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i)           cooperate with the selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(j)           use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)          not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities and provide the applicable trustee or transfer agent with printed certificates for the Registrable Securities;

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(l)           make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

(m)         enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the managing underwriter, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities, including, without limitation, participation in any market effort or road shows as reasonably requested by the Holders;

(n)          obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter an opinion or opinions from counsel for the Company, upon consummation of the sale of such Registrable Securities to the underwriters (the “Closing Date”) in customary form and in form, substance and scope reasonably satisfactory to such Holders and their counsel, and the underwriters and their counsel;

(o)          obtain for delivery to the Company and the underwriter, with copies to the Holders, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or the Holders of a majority of the Registrable Securities being sold reasonably request, dated the effective date of the Registration Statement and brought down to the Closing Date;

(p)          cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(q)          make available for inspection by a representative of the Holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by law;

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(r)           use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11 (a) of the Securities Act and the rules and regulations promulgated thereunder;

(s)           as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling Holders and to the managing underwriters, if any;

(t)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u)          use its best efforts to list (if such Registrable Securities are not already listed) all Registrable Securities covered by such Registration Statement on the principal stock exchange or market on which the Company’s Common Stock is then listed; and

(v)          Take such further actions as are reasonably requested by the Holders in order to expedite or facilitate the disposition of the Registrable Securities.

The Company may require each Holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

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Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(i) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(ii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 6(c)(i) hereof to the date when the Company shall make available to the Holders a Prospectus supplemented or amended to conform with the requirements of Section 6(c)(ii) hereof.

7.	Registration Expenses

All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the SEC and the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Holders of a majority of the Registrable Securities being sold may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (v) Securities Act liability insurance if the Company so desires or the underwriters so require, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (vii) all reasonable fees and disbursements of one counsel selected by the Holders of the Registrable Securities being registered to represent such Holders in connection with such registration, up to a maximum of $50,000 for each Registration, (viii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state), and (ix) fees and expenses of other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective (except as provided in Section 3(e) hereof). The Company will, in any event, pay its internal expenses (including,

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without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

8.	Indemnification

(a)          Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder and each Person who controls such Holder (within the meaning of the Securities Act), and each of their respective partners, members, officers, directors, employees and agents (collectively, the “Company Indemnified Persons”), against any and all losses, claims, damages, liabilities, reasonable attorneys fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, “Damages”), joint or several, and any action in respect thereof to which any such Company Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein, and shall promptly reimburse each Company Indemnified Person for any legal and other expenses reasonably incurred by that Company Indemnified Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such offering does not involve an underwriter, (ii) such Holder failed to deliver or cause to be delivered a copy of the Prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company had timely furnished such Holder with a sufficient number of copies of the same and (iii) the Prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such offering does not involve an underwriter, (y) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and (z) the Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same. The Company also agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

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(b)            Indemnification by Selling Holder of Underlying Securities. In connection with each Registration, each selling Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and each Person who controls the Company (within the meaning of the Securities Act), and each of their respective directors, officers, employees and agents, against any and all Damages resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such Damages. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations

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for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified Party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

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(d)          Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each selling Holder's obligation to contribute pursuant to this Section 8(d) is several and not joint. The provisions of this Section 8 shall survive, notwithstanding any transfer of the Registrable Securities by any Holder or any termination of this Agreement.

9.	Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

10.	Participation in Underwritten Registrations

No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that (i) no selling Holder shall be required to make any representations or warranties except those which relate solely to such selling Holder and its intended method of distribution, and (ii) the liability of each selling Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such selling Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such selling Holder derives from such registration; provided, however, that in an offering by the Company in which any Holder requests to be included in a Piggyback Registration, the Company shall use its reasonable best efforts to arrange the terms of the offering such that the provisions set forth in clauses (i) and (ii) of this Section 10 are true; provided further, that if the Company fails in its reasonable best efforts to so arrange the terms, the Holder may withdraw all or any part of its

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Registrable Securities from the Piggyback Registration and the Company shall reimburse such Holder for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

11.	Miscellaneous

(a)          Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Remedies for breach by any Holder of its obligations under this Agreement shall be as set forth in Section 8.

(b)          Term. This Agreement shall terminate on the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the first date on which there are no longer any Registrable Securities.

(c)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the outstanding Registrable Securities; provided, however, that the Company and the Investor together may amend, modify or supplement the provisions of this Agreement and may waive or consent to departures from the provisions hereof, without the consent of the Holders of a majority of the outstanding Registrable Securities so long as such amendment, modification, supplement, waiver or consent does not adversely affect the rights of Holders of Registrable Securities hereunder or so long as such amendment, modification, supplement, waiver or consent affects the rights of the Investor and other Holders of Registrable Securities hereunder equally.

(d)          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (ii) if delivered by International Federal Express, two (2) business days after so mailed, and (iii) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

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(x)          if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(d); and

(y)           if to the Company, initially at the address set forth below and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d): Network Installation Corp., 5625 South Arville Street, Suite E, Las Vegas, Nevada 89119.

(e)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment subsequent Holders of Registrable Securities.

(f)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

(i)           Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities issued pursuant to the Warrant. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

The Company:	NETWORK INSTALLATION CORP., a Nevada corporation

By:

Its:

The Investor:	_________________, a __________

By:

Its:

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